Exhibit 99.3

Talking Points for Management to Use with Employees

•                  EMSC announced today that it will become a privately held company with a new financial sponsor.

•                  The new sponsor, Clayton, Dubilier & Rice, LLC (CD&R) is a leading international private equity firm managing a broad range of investments, including companies that contract with healthcare services providers, in the U.S. and abroad.

•                  This transaction will not affect the day-to-day management of our company.

•                  Our management team looks forward to working with our new financial sponsor to enhance the Company’s competitive advantages and build long-term value for its customers, employees and investors.

•                  EMSC is pleased that this transaction, with our new global equity partner— further positions EMSC to play a significant role in delivering quality, cost-effective care for our patients in the era of healthcare reform.

•                  It is expected that the transaction will be completed in the second quarter of this year.

•                  Please refer any media inquiries to Deb Hileman in the Corporate Communications office at (303) 495-1210.

Additional Information and Where to Find It

•                  In connection with the proposed merger, the Company will file a preliminary proxy statement with the Securities and Exchange Commission. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT REGARDING THE PROPOSED MERGER AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION.  Security holders will be able to inspect, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.   The preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC are also available at the SEC’s website at http://www.sec.gov.

Participants in Solicitation

•                  The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation will be set forth in the Company’s proxy statement relating to the merger when it becomes available.